EXHIBIT 12

         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

                                                                      EXHIBIT 12

                            DARDEN RESTAURANTS, INC.
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                           (Historical and Pro Forma)

Computation of Ratio of Historical Consolidated Earnings to Fixed Charges

                                                                            Fiscal Year Ended
 --------------------------------------------------------------------------------------------------------------------
                                                         May 30,     May 31,      May 25,     May 26,     May 28,
                                                          1999        1998         1997        1996        1995
 --------------------------------------------------------------------------------------------------------------------
                                                                        ($ Amounts in Thousands)
 Consolidated Earnings from Operations before
   Restructuring and Asset Impairment Expense or
   Credit, Cumulative Effect of Accounting
   Changes and Income Taxes..........................   $ 207,414   $ 153,672    $  75,401   $ 188,718   $ 164,446
 Plus Fixed Charges..................................      39,929      38,569       39,582      40,822      42,685
 Less Capitalized Interest...........................        (593)     (1,018)        (739)     (2,007)     (4,327)
                                                        ---------   ---------    ---------   ---------   ---------
 Consolidated Earnings from Operations before
   Restructuring and Asset Impairment Expense or
   Credit, Cumulative Effect of Accounting
   Changes and Income Taxes Available to Cover
   Fixed Charges.....................................   $ 246,750   $ 191,223    $ 114,244   $ 227,533   $ 202,804
                                                        =========   =========    =========   =========   =========

 Ratio of Consolidated Earnings to Fixed Charges.....        6.18        4.96         2.89        5.57        4.75
                                                        =========   =========    =========   =========   =========

Computation of Ratio of Pro Forma Consolidated Earnings to Fixed Charges
                                                                            Fiscal Year Ended
 --------------------------------------------------------------------------------------------------------------------
                                                         May 30,     May 31,      May 25,     May 26,     May 28,
                                                          1999        1998         1997        1996        1995
 --------------------------------------------------------------------------------------------------------------------
                                                                        ($ Amounts in Thousands)
 Pro Forma Consolidated Earnings from Operations
   before Restructuring and Asset Impairment
   Expense or Credit, Cumulative Effect of
   Accounting Changes and Income Taxes...............
                                                        $ 207,414   $ 153,672    $  75,401   $ 188,718   $ 159,076
 Plus Fixed Charges..................................      39,929      38,569       39,582      40,822      42,685
 Less Capitalized Interest...........................        (593)     (1,018)        (739)     (2,007)     (4,327)
                                                        ---------   ---------    ---------   ---------   ---------
 Pro Forma Consolidated Earnings from Operations
   before Restructuring and Asset Impairment
   Expense or Credit, Cumulative Effect of
   Accounting Changes and Income Taxes Available
   to Cover Fixed Charges............................   $ 246,750   $ 191,223    $ 114,244   $ 227,533   $ 197,434
                                                        =========   =========    =========   =========   =========

 Ratio of  Pro Forma Consolidated Earnings to
   Fixed Charges.....................................        6.18        4.96         2.89        5.57        4.63
                                                        =========   =========    =========   =========   =========

For purposes of computing the ratio of consolidated earnings to fixed charges, earnings represent consolidated pretax earnings from continuing operations plus fixed charges (net of capitalized interest). Fixed charges represent interest (whether expensed or capitalized) and 40 percent (the percent deemed representative of the interest factor) of minimum restaurant and equipment lease payments for continuing operations.

The pro forma adjustments to the historical consolidated statement of earnings for the fiscal year ended May 28, 1995 consist of (a) additional annual general and administrative expenses of $5,370 which would have been incurred by Darden as a separate publicly-held company, based on estimates by the management of Darden and General Mills, and (b) the estimated income tax benefit associated with the pro forma adjustment described in clause (a) above at an assumed combined state and federal income tax rate of 39.8 percent.